As filed with the Securities and Exchange Commission on May 12, 1997 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

MINNESOTA MINING AND MANUFACTURING COMPANY
(Exact name of Registrant as specified in its charter)

Delaware				41-0417775
(State of incorporation)		(I.R.S. Employer I.D. No.)
3M Center
St. Paul, Minnesota 55144
(612) 733-1528
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

1992 MANAGEMENT STOCK OWNERSHIP PROGRAM of
MINNESOTA MINING AND MANUFACTURING COMPANY
(Full title of the plan)

Roger P. Smith, Secretary
Minnesota Mining and Manufacturing Company
3M Center
St. Paul, Minnesota 55144
Telephone: (612) 733-1528
(Name, address, including zip code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE
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Title of      Amount         Proposed         Proposed       Amount of
Securities    to be          Maximum          Maximum        Registration
Registered    Registered     Offering Price   Aggregate      Fee
                             Per Share*       Offering Price
Common Stock, 2,550,000      $89.25           $227,878,500   $78,479.00
without       shares
par value
----------------------------------------------------------------------------
* Estimated solely for calculating amount of registration fee pursuant to Rule 457(c) of the Securities and Exchange Commission, on the basis of the average of the high and low prices reported for the common stock on the New York Stock Exchange - Composite Transactions on May 5, 1997.
This registration statement will become effective immediately upon filing pursuant to Rule 462 of the Securities and Exchange Commission.

INCORPORATION OF DOCUMENTS BY REFERENCE

This registration statement registers an additional 2,550,000 shares of registrant's common stock, without par value, being offered under registrant's 1992 Management Stock Ownership Program, which was the subject of a registration statement on Form S-8 filed with the Commission on July 14, 1992. This Form S-8 Registration Statement, Number 33-49842, and its contents are incorporated herein by reference, including all applicable exhibits undertakings, and additional information provided therewith.


EXHIBIT INDEX

Exhibit          Description
Number
5                Opinion of Counsel re Legality (Consent of Counsel included therein)

15 Awareness Letter of Coopers & Lybrand L.L.P. (regarding interim financial information)

23 Consent of Coopers & Lybrand L.L.P. (Consent of Counsel included in Exhibit 5)

99 Additional exhibit - information required in the new registration statement not in the earlier registration statement incorporated herein by reference.

SIGNATURES

	Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, and State of Minnesota on the 12th day of May, 1997.

MINNESOTA MINING AND
MANUFACTURING COMPANY

By  /s/ L.D. DeSimone
Livio D. DeSimone, Chairman of the Board

By  /s/ Roger P. Smith
	Roger P. Smith, Attorney-in-Fact




Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                  Title                        Date

Livio D. DeSimone          Chairman Of The Board;       May 12, 1997
                           Chief Executive Officer,
                           Director

Giulio Agostini            Senior Vice President,       May 12, 1997
                           Finance
Edward A. Brennan          Director                     May 12, 1997
Allen F. Jacobson          Director                     May 12, 1997
Allen E. Murray            Director                     May 12, 1997
Aulana L. Peters           Director                     May 12, 1997
Rozanne L. Ridgway         Director                     May 12, 1997
F. Alan Smith              Director                     May 12, 1997

Roger P. Smith, by signing his name hereto, does hereby sign this document pursuant to powers of attorney duly executed by the other persons named, filed with the Securities and Exchange Commission, on behalf of such other persons, all in the capacities and on the date stated, such persons being a majority of the directors and the Senior Vice President, Finance of 3M.

/s/ Roger P. Smith
Roger P. Smith, Attorney-in-Fact